EXHIBIT 5.1

                    CAIRNS, DWORKIN & CHAMBERS, P.C.
                           3900 E. MEXICO AVE.
                               SUITE 1300
                            DENVER, CO 80210
                             (303) 584-0990
                          (303) 584-0995 (FAX)


                            November 19, 1997



Wolf Industries Inc.
4020 7 Street, S.E.
Calgary, Alberta
CANADA T2G 2Y8

     RE:  Wolf Industries Inc. Registration Statement on Form S-8

Gentlemen:

     You have requested our opinion as to the legality of the issuance by Wolf Industries Inc., (the "Company") of up to 1,000,000 shares of Common Stock (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or before November 30, 1997.

     Pursuant to your request I have reviewed and examined: (1) the Articles of Incorporation of the Company, as amended (the "Articles"); (2) the Bylaws of the Company, as certified by the Secretary of the Company;
(3) the minute book of the Company; (4) a copy of certain resolutions of the Board of Directors of the Company; (5) the Registration Statement; (6) the Company's Stock Option Plan covered by the Registration Statement; and
(7) such other matters as deemed relevant in order to issue this opinion.

     Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, if issued as described in the Registration Statement will have been duly authorized, legally issued, fully paid and non-assessable.

     This opinion is furnished by me as counsel to the Company and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

     Notwithstanding the above, I consent to the use of this opinion in the Registration Statement. In giving my consent, no concession is intended that this Opinion comes within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Wolf Industries, Inc.
November 19, 1997
Page 2



                              Sincerely,

                              CAIRNS, DWORKIN & CHAMBERS, P.C.

                              /s/ Bradford J. Lam

                              Bradford J. Lam